Exhibit 99.1
For Immediate Release
First Interstate BancSystem, Inc. Announces President and CEO Kevin P. Riley’s Retirement
Billings, Mont., June 14, 2024 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“First Interstate or the “Company”) announced today the upcoming retirement of President and Chief Executive Officer Kevin P. Riley and has initiated a search for his successor. Riley will continue to serve in his role as President and CEO until a successor is appointed.
Riley joined First Interstate in 2013 as Executive Vice President and the Chief Financial Officer before becoming President and CEO in 2015.
“On behalf of the Board, I would like to thank Kevin for his unwavering commitment to excellence and his leadership of First Interstate,” said Stephen B. Bowman, Chair of the Board, First Interstate BancSystem, Inc. “We are initiating our succession plan from a position of strength as we look to the future and conduct a thorough and comprehensive search for a new leader that will power the next wave of our success.”
“We have a strong balance sheet underpinned by a diverse loan portfolio, strong capital position and deep liquidity profile, which makes this the right moment to embark on a new chapter,” Bowman continued. “The Board’s priority is to identify a leader that continues to embody our culture of integrity, understands the communities we serve, and has the ability to continue to grow the organization, deliver value to our shareholders, and execute our long-term vision for the company.”
The Board has retained a leading global executive recruiting firm to lead the search for the next CEO.
“I have had the great fortune of spending 38 remarkable years in the banking industry, the most exciting and rewarding of which have been the past nine years serving as President and CEO of First Interstate,” Riley said. “I am extremely proud of First Interstate’s significant growth from a $7B community bank located in three states to an over $30B regional community bank covering a 14-state footprint over my tenure. We have accomplished so much as an organization, and I am grateful to have had the opportunity to work alongside so many talented people.”
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through our bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Company Contact:
David Della Camera, CFA	NASDAQ: FIBK
Deputy Chief Financial Officer (406) 255-5363 investor.relations@fib.com	www.FIBK.com

Media Contact:
Sara Becker
Director of Marketing and Communications (406) 255-5314 sara.becker@fib.com
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